UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2008

Newpark Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-02960	72-1123385
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 Research Forest Drive, Suite 100 The Woodlands, Texas	77381
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 362-6800

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2008, Newpark Resources, Inc. (the “Company”) announced that William D. Moss, age 55, had joined the Company as Vice President of the Company and President of Newpark Mats and Integrated Services (“NMIS”), effective as of that date. Mr. Moss’ appointment as the President of NMIS fills a vacancy in the position which has recently been assumed by Paul Howes, President and Chief Executive Officer of the Company.

Since 1997, Mr. Moss has served as Division President of BJ Chemical Services, and he previously served as Director, Logistics of BJ Services, where he had responsibility for worldwide logistics organization. From 1988 to 1995, Mr. Moss served as Vice President, International Operations of Western Petroleum Services International Company. Prior to that, he spent 10 years in numerous leadership positions at The Western Company of North America. Mr. Moss holds a Masters in Business Administration from Texas Christian University and a Bachelors of Business Administration from Texas Tech University.

On June 2, 2008, the Company entered into an Employment Agreement with Mr. Moss under which Mr. Moss will serve as Vice President of the Company and President of NMIS (the “Employment Agreement”). Under the terms of the Employment Agreement, the Company has agreed to employ Mr. Moss for an initial three year term commencing on June 2, 2008, with automatic renewal for successive one-year terms thereafter unless either party seeks to terminate his employment by giving the other party written notice at least 60 days prior to the expiration of the then applicable employment term. The Company will pay Mr. Moss an annual base salary of $270,000 and a signing bonus of $100,000. Mr. Moss will have an opportunity under the Company’s executive incentive compensation plan to earn a cash bonus of between 50% and 100% of his annual base salary based on performance measures and goals to be set by the Company’s Compensation Committee. For the first year of his employment, Mr. Moss will be entitled to receive a minimum cash bonus equal to 50% of his annual base salary.

Mr. Moss will also be eligible to receive annual stock options and performance restricted share awards under the Company’s plans, as determined at the discretion of the Company’s Compensation Committee. As an inducement to accept employment with the Company, Mr. Moss was given equity grants on his first day of employment with the Company of 40,000 time-restricted shares, vesting over four years (the first half to vest on June 2, 2010 and the second half to vest on June 2, 2012), and 20,000 stock options, vesting ratably over three years. Mr. Moss is also entitled to four weeks of paid vacation annually and the right to participate in the Company’s life and health insurance plans, 401(k) plan and other employee benefit plans and programs generally made available to the Company’s executive personnel. Mr. Moss will also receive reimbursement in full for all reasonable and necessary business, entertainment and travel expenses incurred or expended by the executive in the performance of his duties. The Company has also agreed to provide Mr. Moss a car allowance and the use of the NMIS’ country club membership for NMIS business.

Under the Employment Agreement, the Company and Mr. Moss may terminate his employment at any time. If the Company terminates Mr. Moss other than for “Cause” or Mr. Moss terminates his employment for “Good Reason” (as such terms are defined in the Employment Agreement), Mr. Moss will be entitled to receive the following benefits: (i) severance pay in an amount equal to Mr. Moss’ then-current base salary plus target award incentive for the greater of the remaining initial term of employment or for one year, (ii) full vesting of all inducement options and restricted stock awarded at the commencement of employment, (iii) medical, dental and life insurance coverage continuation for the greater of the remaining period of the employment term or twelve months, subject to an overall maximum of eighteen months, and (iv) payment of cost of outplacement services obtained by Mr. Moss within one year after termination, not to exceed $20,000. In the event of termination of employment due to death or disability, Mr. Moss will be entitled to the following: (i) earned but unpaid base salary and earned but unpaid bonuses, and (ii) reimbursement of any unpaid business expenses. If Mr. Moss’ employment is terminated by the Company for “Cause” or by Mr. Moss without “Good Reason,” Mr. Moss will be entitled to receive unpaid base salary and other earned compensation through the date of termination.

The Employment Agreement also provides that Mr. Moss and the Company shall execute a change of control agreement in a form consistent with the change of control benefits policy applicable to, and similar to that executed by, other executive officers. The change of control agreement requires a change of control of the Company and the termination of Mr. Moss’ employment under certain circumstances to trigger the benefits (often referred to as a “double-trigger”). Under the change of control agreement, if Mr. Moss is terminated Without Cause or resigns for Good Reason after the date of the occurrence of certain specified events constituting a change of control of the Company, Mr. Moss shall be entitled to receive a payment of two times his annual base salary and the highest bonus he earned under the Company’s executive incentive compensation plan during his tenure with the Company. Mr. Moss will also receive full vesting of all options, restricted stock and deferred compensation. In addition, Mr. Moss shall be eligible for continuation of life insurance, medical and dental health benefits, and disability benefits until he obtains reasonably equivalent employment or for two years from the date of termination, whichever is earlier, as well as direct payment by the Company for the costs of outplacement services obtained within the one year period after termination, not to exceed $10,000. Subject to approval by the Compensation Committee of the form of the language in the change of control agreement, the Company will also provide tax gross-up payments to reimburse Mr. Moss for any excise tax he may incur under 4999 of the Internal Revenue Code of 1986, as amended, and such gross-up payments shall continue over a 5-year sunset period.

Other than with respect to his employment with the Company, Mr. Moss does not have any material relationship with any director or executive officer of the Company, the Company or its affiliates and has no family relationships with any directors or officers of the Company.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety to the Employment Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the press release announcing the appointment of Mr. Moss as President of NMIS is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated as of June 2, 2008, by and between Newpark Resources, Inc. and William D. Moss.
99.1	Press Release. dated June 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Date: June 6, 2008

By: /s/ James E. Braun
James E. Braun
Vice President & Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement, dated as of June 2, 2008, by and between Newpark Resources, Inc. and William D. Moss.
99.1	Press Release, dated June 2, 2008.